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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement ( Form S-8 Nos. 333-12791 and 333-21477 ) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director's Stock Option Plan, 1989 Stock Option Plan and 1996 Stock Option Plan of CONNECT, Inc. of our reports dated January 24, 1997, with respect to the financial statements and schedule of CONNECT, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ Ernst & Young LLP

San Jose, California
March 27 , 1997